Exhibit 99.1


[FISHER SCIENTIFIC INTERNATIONAL INC. LOGO]

NEWS RELEASE

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Media Contact:                                  Investor Contact:
Rick Jenkinson, 603-929-2416                    Carolyn Miller, 603-929-2381
E-mail: rick.jenkinson@nh.fishersci.com         E-mail: Carolyn.Miller@nh.fishersci.com

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                  Fisher Scientific Completes Apogent Merger

HAMPTON, N.H., Aug. 2, 2004 - Fisher Scientific International Inc. (NYSE: FSH) today completed its approximately $4.0 billion merger with Apogent Technologies Inc. (formerly trading as NYSE: AOT), providing Fisher Scientific with a $1.1 billion footprint in the high-growth life-science market.

         "We are delighted with the closing of our merger with Apogent, which presents many new opportunities for our company," said Paul M. Montrone, chairman and chief executive officer of Fisher Scientific. "Together with Apogent, Fisher has an enhanced position in key life-science markets and a stronger platform for future growth. Since announcing this merger four months ago, we have developed our integration plans and now look forward to realizing the benefits of our combination quickly and seamlessly."

Transaction

         In a tax-free, stock-for-stock exchange, Apogent shareholders received 0.56 shares of Fisher Scientific common stock for each share of Apogent common stock they owned. Based on Fisher's closing price of $58.20 on July 30, 2004, the transaction has a value of $32.59 per Apogent share. Apogent shareholders will be contacted with instructions on how to exchange their shares for Fisher Scientific stock. There is no action required by Fisher Scientific shareholders.

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Fisher Scientific Completes Apogent Merger - 2

Merger Benefits

         In addition to expanding Fisher Scientific's footprint in the life-science market, this transaction will substantially increase the company's cash flow and financial flexibility to pursue additional growth opportunities. Fisher Scientific also expects that shareholder value will be driven by the enhanced margins and earnings and revenue growth resulting from Fisher's combination with Apogent.

         Through combined product-development efforts, a greater global presence and strengthened service capabilities, Fisher will be uniquely positioned to provide its customers with innovative products and solutions. Fisher is committed to continuing to provide its customers with the superior service that they have come to expect.

About Fisher Scientific International Inc.

         As a world leader in serving science, Fisher Scientific International Inc. (NYSE: FSH) offers more than 600,000 products and services to more than 350,000 customers located in approximately 145 countries. Fisher's customers include pharmaceutical and biotech companies; colleges and universities; medical-research institutions; hospitals and reference labs; quality-control, process-control and R&D labs in various industries; as well as government and first responders. As a result of its broad product offering, electronic-commerce capabilities and integrated global logistics network, Fisher serves as a one-stop source of products, services and global solutions for its customers. The company primarily serves the scientific-research, clinical-laboratory and safety markets. Additional information about Fisher is available on the company's Web site at www.fisherscientific.com.

Forward-looking Statements

         This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Fisher's and Apogent's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include (1) problems may arise in successfully integrating the businesses of the two companies; (2) the merger may involve unexpected costs; (3) the combined company may be unable to achieve cost-cutting synergies; and (4) the industry may be subject to future regulatory or legislative actions and other risks that are described in Securities and Exchange Commission (SEC) reports filed by Fisher and Apogent. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Fisher and Apogent. Fisher and Apogent assume no obligation and expressly disclaim any duty to update information contained in this news release except as required by law.

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